Exhibit 10.31

EXTENSION AND ASSIGNMENT AGREEMENT

This Extension and Assignment Agreement (“Agreement”) is entered into as of January 21, 2005, by and among TOMRA of North America Finance Corporation (“TNAFC”), a Delaware corporation with an address of P.O. Drawer 1034, Monticello, NY 12701, as lender and assignor, Wise Recycling West, LLC (“Wise”), a Delaware limited liability company with an address of International Tower, Suite 600, 857 Elkridge Landing Road, Lithicum, Maryland 21090, as borrower, and GAB Holding LLC (“GAB”), a Delaware limited liability company with an address of 198 Bridgeville Road, Monticello, NY 12701, as assignee of, and successor to, the interest of TNAFC as lender. TNAFC, Wise and GAB (sometimes, collectively, the “Parties”) agree as set forth below:

RECITALS

A. Wise executed in favor of, and delivered to, TNAFC, its Real Estate Mortgage Note dated as of December 5, 2002, in the principal amount of Seven Hundred Twenty Thousand and 00/100 Dollars ($720,000.00) (the “Note”), to evidence a loan in that amount (the “Loan”).

B. The Note provides for the accrual and payment of interest on the principal balance outstanding thereunder, in accordance with its terms. The Note calls for Wise to pay TNAFC monthly installments of Six Thousand Eight Hundred Eighty and 70/100 Dollars ($6,880.70) each, commencing on February 1, 2003, and continuing thereafter on the first day of each succeeding month for twenty-three (23) consecutive months, with such payments to be apportioned between interest and principal as specified in the Note, and to pay the entire outstanding balance, including the outstanding principal balance together with interest accrued and unpaid thereon, on January 1, 2005.

C. As inducement for the Loan and as security for the Note, Wise, on December 5, 2002, executed in favor of, and delivered to TNAFC its Mortgage, which was recorded December 9, 2002 as Document No. 2002163380, in Book A46, at Page 2953 of the real property records of Bernalillo County, New Mexico (the “Mortgage”).

D. Wise wishes to extend the maturity of the Note for one year, by extending and continuing the monthly installment payments called for by the terms of the Note, for twelve additional months, and by extending the date for payment of the entire outstanding balance of the Note from January 1, 2005 to January 1, 2006.

E. GAB wishes to acquire the interest of TNAFC, as lender, under the Note and Mortgage, including as extended and supplemented by the terms of this Agreement.

F. TNAFC and GAB are willing for the Note and Mortgage to be extended, consistent with the wishes of Wise, based upon the willingness of all Parties to accept the terms and conditions of the extension and assignment set forth in this Agreement, including those terms supplementing the Mortgage and providing for its continuation in effect, as supplemented, as security for the Note, as extended.

G. TNAFC, further, is willing to assign to GAB its entire interest in the Note and Mortgage, including as extended and supplemented by the terms of this Agreement, based upon the willingness of, and offer by, GAB to assume, and release TNAFC from all liability for, all obligations of TNAFC under the Note and Mortgage, and based upon the willingness of, and offer by, Wise to consent to such assignment to, and assumption by, GAB of all obligations of TNAFC under the Note and Mortgage and to the release by GAB of TNAFC from all TNAFC’s obligations as lender under the Note and Mortgage.

AGREEMENT

In consideration of the agreements of the Parties herein set forth and for other good and sufficient consideration and reasonably equivalent value, the parties agrees as set forth below.

1. The maturity date of the Note is extended from January 1, 2005 to January 1, 2006. Wise shall continue making monthly installment payments of Six Thousand Eight Hundred Eighty and 70/100 Dollars ($6,880.70) each for a twelve (12)-month period over and above that provided for in the Note, commencing on the first day of January 1, 2005 and continuing on the first day of each and every succeeding month thereafter for eleven (11) consecutive months, through December 1, 2005, with such monthly installment payments to be apportioned between interest and principal as specified in the Note, and Wise shall pay the entire outstanding balance of the Note, including the outstanding principal balance thereof together with all unpaid interest accrued thereon under the terms of the Note, on January 1, 2006.

2. The Note shall continue in effect in accordance with its terms, as modified to provide for the extension of maturity effected hereunder. Thus, but by way only of example and not limitation, interest shall accrue on the outstanding balance of the Note, including as extended by the terms of this Agreement, at the rate set forth in the Note. Installment payments continued during the year 2005 shall be apportioned between interest and principal, and applied, in accordance with the terms of the Note, with all outstanding principal, together with interest thereon accrued and unpaid, to be paid on the maturity date extended under the terms of this Agreement to January 1, 2006.

3. The Mortgage is supplemented to substitute the provision block-indented below for the provision in the Mortgage reciting: “This mortgage secures the performance of the following obligations: (Here attached a copy of or summarized note or other obligation.) See Exhibit ‘B’ attached.”

The Mortgage secures performance of the following obligations (sometimes, collectively, the “Obligations”): that certain Real Estate Mortgage Note dated as of December 5, 2002, executed by Wise Recycling West, LLC (“Wise”), as borrower, in favor of TOMRA of North America Finance Corporation (“TNAFC”), as lender, in the principal amount of Seven Hundred Twenty Thousand and 00/100 Dollars ($720,000.00) (the “Note”), as extended by the terms of that certain Extension and Assignment Agreement dated January 21, 2005 by and among TNAFC, as lender and assignor, Wise, as borrower, and GAB Holding LLC, as assignee of, and successor to, the interest of TNAFC as lender (the “Agreement”), together with all extensions, renewals, amendments, and modifications of the Note, as well as all obligations of Wise under the Mortgage, as extended and supplemented by the Agreement and otherwise from time to time, and all payments or advances made by the holder of the Note and Mortgage, as said Note and Mortgage are extended and supplemented by the Agreement or otherwise, to carry out the obligations of Wise under the Note and Mortgage, as said Note and Mortgage are extended and supplemented by the Agreement or otherwise, and/or to protect the property encumbered by the Mortgage, as supplemented and extended by this Agreement, up to the maximum principal amount at any one time outstanding of One Million Four Hundred Forty Thousand and 00/100 Dollars ($1,440,000.00) (two times the face amount of the Note), plus interest thereon, as well as costs and attorneys’ fees and any interest due thereon.

4. The Mortgage is further supplemented by the addition of the following provision:

If any or all of the property encumbered by this Mortgage is sold at a foreclosure sale following a court-ordered judicial foreclosure, the redemption period shall be one month instead of nine months, as provided in NMSA (1978), § 39-5-19 (1965), as it may be amended from time to time.

5. The Mortgage, as supplemented and extended by the terms of this Agreement, shall continue in effect as security for the Note, as extended by this Agreement.

6. The extension and supplementation of the Note and Mortgage effected by this Agreement shall be deemed to supercede prior inconsistent provisions in the Note and Mortgage. The Note and Mortgage, including the indebtedness evidenced thereby, as extended and supplemented by the terms of this Agreement, are ratified and affirmed and are in full force and effect. The lien and security interests granted under the Mortgage, as extended and supplemented by the terms of this Agreement, secure the Note, as extended by this Agreement, as well as all the Obligations defined in the above block-indented paragraph included in the Section 3 of this Agreement.

7. The terms of this Agreement represent an extension and supplementation only, and not a novation or a material revision, of the Note and Mortgage, which, as extended and supplemented by the provisions of this Agreement, are continued in effect.

8. TNAFC assigns all its interests under the Note and Mortgage, including as extended and supplemented by this Agreement, and all such interests are assigned, without warranty or recourse of any kind, to GAB, and Wise consents to the aforesaid assignment. GAB assumes all obligations of TNAFC under the Note and Mortgage, as extended and supplemented by this Agreement, and Wise consents to the aforesaid assumption. With the execution and delivery of this Agreement by TNAFC to GAB, together with an allonge to the Note, as extended by this Agreement, serving as an endorsement thereof without warranty or recourse, GAB releases TNAFC, and TNAFC is released, from all liability of any kind to any party under the Note and Mortgage, including as extended and supplemented by this Agreement and/or otherwise, and Wise consents to the aforesaid release. After assignment to GAB of the interests of TNAFC under and in the Note and Mortgage, as extended and supplemented by this Agreement, Wise shall make all payments due under the Note, including as extended by the terms of this Agreement, to GAB.

9. Wise hereby reaffirms its grant of the lien and security interests under the Mortgage, as extended, supplemented and assigned hereby, as security for the Loan, as extended by this Agreement and at any time hereafter, and Wise further agrees that the extension, supplementation, and assignment of the Note and Mortgage effected by this Agreement shall in no manner effect or impair any of the rights, liens, and security interests of the holder of the Note and Mortgage, as extended, supplemented, and assigned by the terms of this Agreement, which liens and security interests are hereby acknowledged by Wise to be valid, subsisting, and continuing liens against, and security interests in, the property encumbered by the Mortgage, as extended, supplemented, and assigned by this Agreement, as collateral for the Obligations defined in the block-indented paragraph set forth above in Section 3 of this Agreement.

BORROWER:

Wise Recycling West, LLC, a Delaware

limited liability company

By:	/s/ JAMES TIERNEY
James Tierney
CFO and Treasurer

STATE OF MARYLAND	)
)ss.
COUNTY OF HOWARD	)

This instrument was acknowledged before me on January 21, 2005, by James Tierney, as Chief Financial Officer and Treasurer, of Wise Recycling West, LLC, a Delaware limited liability company.

/S/ JULIE K. CHARPING
Notary Public

My commission expires:

3/1/08

LENDER AND ASSIGNOR:

TOMRA of North America Finance Corporation,

a Delaware corporation

By:	/s/ GREGORY G. KNOLL
Gregory G. Knoll [print name]
President [print title]

STATE OF CONNECTICUT	)
)ss.
COUNTY OF FAIRFIELD	)

This instrument was acknowledged before me on January 24, 2005, by Gregory G. Knoll, as President, of TOMRA of North America Finance Corporation, a Delaware corporation.

/S/ JASMINE FALCONE
Notary Public

My commission expires:

5/31/07

ASSIGNEE:

GAB Holding LLC, a Delaware

limited liability company

By:	/s/ LLOYD BARRIGER
Lloyd Barriger [print name]
Secretary [print title]

STATE OF NEW YORK	)
)ss.
COUNTY OF SULLIVAN	)

This instrument was acknowledged before me on January 28, 2005, by Lloyd Barriger, as Secretary, of GAB Holding LLC, a Delaware limited liability company.

/S/ SUE SCHAUER
Notary Public

My commission expires:

12/2/05